Exhibit 99.1

Yahoo! Reports Second Quarter 2009 Results

Company Exceeds Midpoint of Revenue Outlook Range

Maintains Strong Balance Sheet with over $4 Billion in Cash and Marketable Debt Securities

SUNNYVALE, Calif.--(BUSINESS WIRE)--July 21, 2009--Yahoo! Inc. (NASDAQ:YHOO) today reported revenues of $1,573 million for the quarter ended June 30, 2009, a decrease of 13 percent from the second quarter of 2008. Excluding the impact of currency rate fluctuations, revenues for the second quarter of 2009 would have declined 8 percent from the second quarter of 2008.

Net income per diluted share for the second quarter of 2009 was $0.10, compared to $0.09 for the second quarter of 2008. Non-GAAP net income per diluted share for the second quarter of 2009 and 2008 was $0.16.

“I’m pleased with our results this past quarter. We established a clear, simple vision to be the center of people’s lives online, and we’re backing that vision with important initiatives to create ‘wow’ experiences for our users,” said Yahoo! chief executive officer Carol Bartz. “We’re confident that this vision will put us on the right path to growth and profitability long term. Our new homepage is a perfect example of our efforts to create innovative products aimed at increasing user engagement while offering the most compelling advertising proposition in the industry.”

Financial Highlights

GAAP Results (in millions, except percentages and per share amounts)
	Q2 2008	Q2 2009	Change
Revenues	$1,798	$1,573	(13%)
Income from operations	$101	$76	(25%)
Net income	$131	$141	8%
Net income per diluted share	$0.09	$0.10	11%

Non-GAAP Results (in millions, except percentages and per share amounts)
	Q2 2008	Q2 2009	Change
Operating cash flow	$427	$385	(10%)
Non-GAAP net income	$225	$229	2%
Non-GAAP net income per diluted share	$0.16	$0.16	—

“Even in this challenging economic environment, Yahoo! had a solid quarter, reflecting the strength of our offerings for our users and advertisers,” said Yahoo! chief financial officer Tim Morse. “Moving forward, our goal is to invest in the long-term health of the business so that we are positioned to capture the growth opportunities created by the economic recovery and the ongoing shift to online advertising.”

Revenues

  Total revenues were reduced by the effects of currency rate fluctuations, the sale of Kelkoo in late 2008 and lower fees revenues from voice-over IP services and subscription music offerings. Excluding the effects of these items, revenues would have declined 6 percent.
  Marketing services revenues declined 13 percent and fees revenues declined 8 percent, compared to the second quarter of 2008.
  Marketing services revenues from Owned and Operated sites were $858 million for the second quarter of 2009, a 16 percent decrease compared to $1,016 million for the same period of 2008. The decrease was driven by a 15 percent decline in search advertising revenue and a 14 percent decline in display advertising revenue.
  Marketing services revenues from Affiliate sites were $520 million for the second quarter of 2009, a 9 percent decrease compared to $571 million for the same period of 2008. The decrease was driven primarily by a shift to lower yielding inventory.

Cost Initiatives

During the second quarter of 2009, the Company recorded a $65 million net restructuring charge for real estate facilities exited, changes in sublease income estimates for previously exited facilities, write-off of property and equipment for exited facilities, and personnel severance and related costs offset by a reversal of stock-based compensation expense for forfeited awards. The Company is also continuing to implement non-headcount cost reductions.

Cash Flow and Cash Balance

  Cash flow from operating activities for the second quarter of 2009 was $342 million, a 20 percent decrease compared to $426 million for the same period of 2008.
  Free cash flow for the second quarter of 2009 was $266 million, a 15 percent increase compared to $231 million for the same period of 2008.
  Cash, cash equivalents and investments in marketable debt securities were $4,197 million at June 30, 2009 compared to $3,522 million at December 31, 2008, an increase of $675 million.

Business Outlook

GAAP revenue for the third quarter of 2009 is expected to be in the range of $1,450 million to $1,550 million. Non-GAAP operating income before depreciation, amortization, and stock-based compensation expense for the third quarter of 2009 is expected to be in the range of $330 million to $370 million. Income from operations for the third quarter of 2009 is expected to be in the range of $55 million to $65 million.

Conference Call

Yahoo! will host a conference call to discuss second quarter 2009 results at 5:00 p.m. Eastern Time today. A live webcast of the conference call, together with supplemental financial information, can be accessed through the Company's Investor Relations website at http://yhoo.client.shareholder.com/results.cfm. In addition, an archive of the webcast can be accessed through the same link. An audio replay of the call will be available for one week following the conference call by calling (888) 286-8010 or (617) 801-6888, reservation number: 71179022.

Note Regarding Non-GAAP Financial Measures

This press release and its attachments include the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission (“SEC”): revenues excluding traffic acquisition costs or TAC; operating income before depreciation, amortization, and stock-based compensation expense (also referred to as operating cash flow); free cash flow; and non-GAAP net income and non-GAAP net income per diluted share. These measures may be different than non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles (“GAAP”). Explanations of the Company’s non-GAAP financial measures and reconciliations of these financial measures to the GAAP financial measures the Company considers most comparable are included in the accompanying “Note to Unaudited Condensed Consolidated Statements of Income,” “Reconciliations to Unaudited Condensed Consolidated Statements of Income,” “Reconciliation of GAAP Net Income and GAAP Net Income Per Diluted Share to Non-GAAP Net Income and Non-GAAP Net Income Per Diluted Share” and “Business Outlook.”

About Yahoo!

Yahoo! Inc. (“Yahoo!” or the “Company”) is a leading global consumer brand and one of the most trafficked Internet destinations worldwide. Yahoo! is where millions of people go every day to see what is happening with the people and things that matter to them most. Yahoo! helps marketers reach that audience with its unique and compelling advertiser proposition. Yahoo! is headquartered in Sunnyvale, California. For more information, visit http://pressroom.yahoo.com or the Company’s blog, Yodel Anecdotal (http://yodel.yahoo.com).

“Owned and Operated sites” refers to Yahoo!’s owned and operated online properties and services.

“Affiliate sites” refers to Yahoo!'s distribution network of third-party entities who have integrated Yahoo!'s advertising offerings into their websites or their other offerings.

This press release and its attachments contain forward-looking statements that involve risks and uncertainties concerning Yahoo!'s expected financial performance (including without limitation the statements and information in the Business Outlook section and the quotations from management in this press release), as well as Yahoo!'s strategic and operational plans. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among others, the impact of management and organizational changes; the implementation and results of Yahoo!'s ongoing strategic and cost initiatives; Yahoo!'s ability to compete with new or existing competitors; reduction in spending by, or loss of, marketing services customers; the demand by customers for Yahoo!'s premium services; acceptance by users of new products and services; risks related to joint ventures and the integration of acquisitions; risks related to Yahoo!'s international operations; failure to manage growth and diversification; adverse results in litigation, including intellectual property infringement claims; Yahoo!'s ability to protect its intellectual property and the value of its brands; dependence on key personnel; dependence on third parties for technology, services, content, and distribution; general economic conditions and changes in economic conditions; and the possibility that third parties may in the future make proposals to acquire all or a part of Yahoo! or take other actions which may create uncertainty for our employees, publishers, advertisers, and other business partners. All information set forth in this press release and its attachments is as of July 21, 2009. Yahoo! does not intend, and undertakes no duty, to update this information to reflect future events or circumstances. More information about potential factors that could affect the Company's business and financial results is included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the year ended December 31, 2008, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, which are on file with the SEC and available on the SEC's website at www.sec.gov. Additional information will also be set forth in those sections in Yahoo!’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, which will be filed with the SEC in the third quarter of 2009.

Yahoo! and the Yahoo! logos are trademarks and/or registered trademarks of Yahoo! Inc. All other names are trademarks and/or registered trademarks of their respective owners.

Yahoo! Inc.
Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share amounts)

		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2008	2009	2008	2009

	Revenues	$1,798,085	$1,572,897	$3,615,687	$3,152,939

	Cost of revenues	765,911	712,453	1,520,994	1,413,190

	Gross profit	1,032,174	860,444	2,094,693	1,739,749

	Operating expenses:
	Sales and marketing	404,899	280,386	829,490	601,498
	Product development	314,719	291,398	620,325	597,441
	General and administrative	188,811	138,652	359,891	275,649
	Amortization of intangibles	23,224	9,253	46,964	18,920
	Restructuring charges, net	-	65,002	16,885	69,803
	Total operating expenses	931,653	784,691	1,873,555	1,563,311

	Income from operations	100,521	75,753	221,138	176,438

	Other income, net	24,583	72,010	39,248	76,970

	Income before income taxes and earnings in equity interests	125,104	147,763	260,386	253,408

	Provision for income taxes	(47,656)	(68,879)	(100,955)	(104,763)
	Earnings in equity interests (1)	54,927	64,156	509,709	113,090

	Net income	132,375	143,040	669,140	261,735

	Less: Net income attributable to noncontrolling interests	(1,214)	(1,653)	(1,139)	(2,790)

	Net income attributable to Yahoo! Inc.	$131,161	$141,387	$668,001	$258,945

	Net income attributable to Yahoo! Inc. common stockholders per share - diluted (2)	$0.09	$0.10	$0.46	$0.18

	Shares used in per share calculation - diluted	1,397,839	1,414,295	1,391,930	1,410,348

	Stock-based compensation expense was allocated as follows:
	Cost of revenues	$3,549	$2,663	$6,829	$6,242
	Sales and marketing	56,306	35,651	121,844	85,548
	Product development	46,442	51,647	94,524	105,925
	General and administrative	16,871	22,565	37,260	41,531
	Restructuring expense reversals	-	(7,600)	(12,284)	(7,600)

	Supplemental Financial Data:
	Revenues excluding TAC	$1,345,969	$1,136,346	$2,698,027	$2,292,593
	Operating income before depreciation, amortization, and stock-based compensation expense (or operating cash flow)	$427,046	$385,444	$860,179	$794,422
	Free cash flow (3)	$230,999	$266,034	$877,511	$480,029
	Non-GAAP net income per share - diluted	$0.16	$0.16	$0.34	$0.31

(1)	The six months ended June 30, 2008 includes Yahoo!'s net non-cash gain of $401 million recorded in the first quarter of 2008 related to Alibaba Group's initial public offering of Alibaba.com, net of tax.
(2)	The impact of outstanding stock awards of entities in which the Company holds equity interests that are accounted for using the equity method reduced the Company's diluted earnings per share by $0.02 for the six months ended June 30, 2008.
(3)	The six months ended June 30, 2008 includes a $350 million one-time payment from AT&T Inc. recorded in the first quarter of 2008.

Yahoo! Inc.
Note to Unaudited Condensed Consolidated Statements of Income

This press release and its attachments include the non-GAAP financial measures of revenues excluding traffic acquisition costs or TAC, operating income before depreciation, amortization, and stock-based compensation expense (also referred to as operating cash flow), free cash flow, non-GAAP net income, and non-GAAP net income per diluted share, which are reconciled to GAAP revenue, income from operations, cash flow from operating activities, net income attributable to Yahoo! Inc., and net income attributable to Yahoo! Inc. common stockholders per diluted share, respectively, which we believe are the most comparable GAAP measures. We use these non-GAAP financial measures for internal managerial purposes, when publicly providing our business outlook, and to facilitate period-to-period comparisons. We describe limitations specific to each non-GAAP financial measure below. Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure or measures. Further, management uses non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. We believe that these non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, GAAP revenues, income from operations, cash flow from operating activities, net income attributable to Yahoo! Inc., and net income attributable to Yahoo! Inc. common stockholders per diluted share calculated in accordance with GAAP.

Revenues excluding TAC is defined as GAAP revenues less TAC. TAC consists of payments made to Affiliate sites and payments made to companies that direct consumer and business traffic to the Yahoo! website. We present revenues excluding TAC: (1) to provide a metric for our investors to analyze and value our Company and (2) to provide investors one of the primary metrics used by the Company for evaluation and decision-making purposes. We provide revenues excluding TAC because we believe it is useful to investors in valuing our Company. One of the ways investors value companies is to apply a multiple to revenues. Since a significant portion of the GAAP revenues associated with our sponsored search offerings is paid to our Affiliate sites, we believe investors find it more meaningful to apply multiples to revenues excluding TAC to assess our value as this avoids “double counting” revenues that are paid to, and being reported by, our Affiliate sites. Further, management uses revenues excluding TAC for evaluating the performance of our business, making operating decisions, budgeting purposes, and as a factor in determining management compensation. A limitation of revenues excluding TAC is that it is a measure which we have defined for internal and investor purposes that may be unique to the Company, and therefore it may not enhance the comparability of our results to other companies in our industry who have similar business arrangements but address the impact of TAC differently. Management compensates for these limitations by also relying on the comparable GAAP financial measures of revenues, cost of revenues, and gross profit, each of which includes the impact of TAC.

Operating income before depreciation, amortization, and stock-based compensation expense (also referred to as operating cash flow) is defined as income/(loss) from operations before depreciation, amortization of intangible assets, and stock-based compensation expense. We consider this measure to be an important indicator of the operational strength of the Company. We exclude depreciation and amortization because while tangible and intangible assets support our businesses, we do not believe the related depreciation and amortization costs are directly attributable to the operating performance of our business. This measure is used by some investors when assessing the performance of our Company. In addition, because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, and the subjective assumptions involved in those determinations, we believe excluding stock-based compensation expense enhances the ability of management and investors to understand the impact of stock-based compensation expense on our operating income. We do not include depreciation, amortization, and stock-based compensation expense in our internal measures or in the measures used by the Company to formulate our business outlook presented with our quarterly financial information to investors. A limitation associated with the non-GAAP measure of operating income before depreciation, amortization, and stock-based compensation expense is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our businesses. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures. A further limitation associated with this measure is that it does not include stock-based compensation expense related to the Company’s workforce. Management compensates for these limitations by also relying on the comparable GAAP financial measure of income from operations, which includes depreciation, amortization, and stock-based compensation expense.

Free cash flow is a non-GAAP financial measure defined as cash flow from operating activities (adjusted to include excess tax benefits from stock-based compensation), less net capital expenditures and dividends received. We consider free cash flow to be a liquidity measure which provides useful information to management and investors about the amount of cash generated by the business after the acquisition of property and equipment, which can then be used for strategic opportunities including, among others, investing in the Company's business, making strategic acquisitions, strengthening the balance sheet, and repurchasing stock. A limitation of free cash flow is that it does not represent the total increase or decrease in the cash balance for the period. Management compensates for this limitation by also relying on the net change in cash and cash equivalents as presented in the Company’s unaudited condensed consolidated statements of cash flows prepared in accordance with GAAP which incorporates all cash movements during the period.

Non-GAAP net income is defined as net income excluding certain gains, losses, expenses, and their related tax effects that we do not believe are indicative of our ongoing operating results and further adjusted to exclude stock-based compensation expense. In our calculation of non-GAAP net income and non-GAAP net income per diluted share, we have excluded stock-based compensation expense and its related tax effects. Because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, and the subjective assumptions involved in those determinations, we believe excluding stock-based compensation expense enhances the ability of management and investors to understand the impact of stock-based compensation expense on net income and net income per diluted share. We also consider non-GAAP net income and non-GAAP net income per diluted share to be profitability measures which facilitate the forecasting of our operating results for future periods and allow for the comparison of our results to historical periods. A limitation of non-GAAP net income and non-GAAP net income per diluted share is that they do not include all items that impact our net income and net income per diluted share for the period. Management compensates for this limitation by also relying on the comparable GAAP financial measures of net income attributable to Yahoo! Inc. and net income attributable to Yahoo! Inc. common stockholders per diluted share, both of which include the gains, losses, expenses and related tax effects that are excluded from non-GAAP net income and non-GAAP net income per diluted share.

Yahoo! Inc.
Reconciliations to Unaudited Condensed Consolidated Statements of Income
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2009	2008	2009
Revenues for groups of similar services:
Marketing services:
Owned and Operated sites	$1,015,688	$858,160	$1,981,328	$1,730,063
Affiliate sites	571,268	519,690	1,178,072	1,030,968
Marketing services	1,586,956	1,377,850	3,159,400	2,761,031
Fees	211,129	195,047	456,287	391,908
Total revenues	$1,798,085	$1,572,897	$3,615,687	$3,152,939

Revenues by segment:
United States	$1,262,191	$1,152,393	$2,567,531	$2,340,323
International	535,894	420,504	1,048,156	812,616
Total revenues	$1,798,085	$1,572,897	$3,615,687	$3,152,939

Revenues excluding traffic acquisition costs ("TAC"):
GAAP revenue	$1,798,085	$1,572,897	$3,615,687	$3,152,939
TAC	(452,116)	(436,551)	(917,660)	(860,346)
Revenues excluding TAC	$1,345,969	$1,136,346	$2,698,027	$2,292,593

Revenues excluding TAC by segment:
United States:
GAAP revenue	$1,262,191	$1,152,393	$2,567,531	$2,340,323
TAC	(270,875)	(290,536)	(548,291)	(580,679)
Revenues excluding TAC	$991,316	$861,857	$2,019,240	$1,759,644

International:
GAAP revenue	$535,894	$420,504	$1,048,156	$812,616
TAC	(181,241)	(146,015)	(369,369)	(279,667)
Revenues excluding TAC	$354,653	$274,489	$678,787	$532,949

Operating income before depreciation, amortization, and stock-based compensation expense (or operating cash flow):
Income from operations	$100,521	$75,753	$221,138	$176,438
Depreciation and amortization	203,357	204,765	390,868	386,338
Stock-based compensation expense	123,168	104,926	248,173	231,646
Operating income before depreciation, amortization, and stock-based compensation expense	$427,046	$385,444	$860,179	$794,422

Operating income before depreciation, amortization, and stock-based compensation expense (or operating cash flow) by segment:
Operating income before depreciation, amortization, and stock-based compensation expense - United States	$295,537	$268,205	$608,630	$560,937
Operating income before depreciation, amortization, and stock-based compensation expense - International	131,509	117,239	251,549	233,485
Operating income before depreciation, amortization, and stock-based compensation expense	$427,046	$385,444	$860,179	$794,422

United States:
Income/(loss) from operations	$19,380	$(8,553)	$66,475	$12,274
Depreciation and amortization	168,457	182,810	321,640	342,661
Stock-based compensation expense	107,700	93,948	220,515	206,002
Operating income before depreciation, amortization, and stock-based compensation expense - United States	$295,537	$268,205	$608,630	$560,937

International:
Income from operations	$81,141	$84,306	$154,663	$164,164
Depreciation and amortization	34,900	21,955	69,228	43,677
Stock-based compensation expense	15,468	10,978	27,658	25,644
Operating income before depreciation, amortization, and stock-based compensation expense - International	$131,509	$117,239	$251,549	$233,485

Free cash flow:
Cash flow from operating activities (3)	$425,838	$341,794	$1,212,143	$604,143
Acquisition of property and equipment, net	(175,897)	(94,674)	(315,690)	(165,155)
Dividends received	(18,942)	(26,145)	(18,942)	(26,145)
Excess tax benefits from stock-based awards	-	45,059	-	67,186
Free cash flow (3)	$230,999	$266,034	$877,511	$480,029

(3)	The six months ended June 30, 2008 includes a $350 million one-time payment from AT&T Inc. recorded in the first quarter of 2008.

Yahoo! Inc.
Reconciliation of GAAP Net Income and GAAP Net Income Per Diluted Share to Non-GAAP Net Income and Non-GAAP Net Income Per Diluted Share
(in thousands, except per share amounts)

		Three Months Ended
		June 30,
		2008	2009

GAAP Net income attributable to Yahoo! Inc.		$131,161	$141,387

(a)	Stock-based compensation expense (4)	123,168	112,526

(b)	Incremental costs for advisors related to the strategic alternatives and related matters (5)	22,300	-

(c)	Restructuring charges, net	-	65,002

(d)	Gain on sale of Gmarket investment	-	(66,684)

(e)	To adjust the provision for income taxes to exclude the tax impact of items (a) through (d) above for the three months ended June 30, 2008 and 2009, respectively	(38,385)	(25,646)

(f)	To adjust the provision for income taxes to reflect an adjusted effective tax rate (calculated excluding the full year impact of items (a) through (d) above) of 37% and 36% for the three months ended June 30, 2008 and 2009, respectively	(12,989)	2,720

Non-GAAP Net income		$225,255	$229,305

GAAP Net income attributable to Yahoo! Inc. common stockholders per share - diluted		$0.09	$0.10

Non-GAAP Net income per share - diluted		$0.16	$0.16

Shares used in non-GAAP per share calculation - diluted		1,397,839	1,414,295

		Six Months Ended
		June 30,
		2008	2009

GAAP Net income attributable to Yahoo! Inc.		$668,001	$258,945

(a)	Stock-based compensation expense (4)	260,457	239,246

(b)	Incremental costs for advisors related to the strategic alternatives and related matters (5)	36,156	-

(c)	Restructuring charges, net	16,885	69,803

(d)	Gain on sale of Gmarket investment	-	(66,684)

(e)	To adjust the provision for income taxes to exclude the tax impact of items (a) through (d) above for the six months ended June 30, 2008 and 2009, respectively	(83,420)	(54,368)

(f)	To adjust the provision for income taxes to reflect an adjusted effective tax rate (calculated excluding the full year impact of items (a) through (d) above) of 37% and 33% for the six months ended June 30, 2008 and 2009, respectively	(25,666)	(2,952)

(g)	Yahoo!'s non-cash gain related to Alibaba Group's initial public offering of Alibaba.com, net of tax, which is included in earnings in equity interests	(401,090)	-

Non-GAAP Net income		$471,323	$443,990

GAAP Net income attributable to Yahoo! Inc. common stockholders per share - diluted (2)		$0.46	$0.18

Non-GAAP Net income per share - diluted		$0.34	$0.31

Shares used in non-GAAP per share calculation - diluted		1,391,930	1,410,348

(2)	The impact of outstanding stock awards of entities in which the Company holds equity interests that are accounted for using the equity method reduced the Company's diluted earnings per share by $0.02 for the six months ended June 30, 2008.
(4)	The stock-based compensation restructuring expense reversals are included in restructuring charges net, footnote (c), for the three and six months ended June 30, 2008 and 2009.
(5)	Includes incremental costs for advisors related to Microsoft's proposals to acquire all or a part of the Company, other strategic alternatives, including the Google agreement, the proxy contest, and related litigation defense. These costs were immaterial for the three and six months ended June 30, 2009.

Yahoo! Inc.
Business Outlook

The following business outlook is based on current information and expectations as of July 21, 2009. Yahoo!'s business outlook as of today is expected to be available on the Company's Investor Relations website throughout the current quarter. Yahoo! does not expect, and undertakes no obligation, to update the business outlook prior to the release of the Company's next quarterly earnings announcement, notwithstanding subsequent developments; however, Yahoo! may update the business outlook or any portion thereof at any time at its discretion.

Three Months
Ending
September 30,
2009 (6)

Revenues (in millions):		$1,450 - 1,550

Operating income before depreciation, amortization, and stock-based compensation expense (or operating cash flow) (7) outlook (in millions):
	Income from operations	$55 - 65
	Depreciation and amortization	160 - 180
	Stock-based compensation expense	115 - 125
	Operating income before depreciation, amortization, and stock-based compensation expense (or operating cash flow)	$330 - 370

(6)	This business outlook for the three months ending September 30, 2009 excludes any restructuring charges arising from our ongoing cost initiatives.
(7)	Refer to Note to Unaudited Condensed Consolidated Statements of Income.

Yahoo! Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2009	2008	2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$132,375	$143,040	$669,140	$261,735
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	125,913	138,636	243,470	273,502
Amortization of intangible assets	77,444	59,104	147,398	105,811
Stock-based compensation expense, net	123,168	104,926	248,173	231,646
Non-cash restructuring charges	-	7,025	-	6,467
Tax benefits from stock-based awards	31,133	19,241	31,133	16,536
Excess tax benefits from stock-based awards	-	(45,059)	-	(67,186)
Deferred income taxes	7,891	18,915	37,527	24,741
Earnings in equity interests	(54,927)	(64,156)	(509,709)	(113,090)
Dividends received from equity investee	18,942	26,145	18,942	26,145
(Gain)/loss from sale of investments, assets, and other, net	(512)	(69,102)	5,365	(72,243)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(3,544)	26,727	23,636	163,262
Prepaid expenses and other	2,660	2,351	(5,647)	4,618
Accounts payable	4,891	(39,932)	(39,452)	(69,621)
Accrued expenses and other liabilities	8,381	31,102	54,616	(139,378)
Deferred revenue	(47,977)	(17,169)	287,551	(48,802)
Net cash provided by operating activities	425,838	341,794	1,212,143	604,143

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment, net	(175,897)	(94,674)	(315,690)	(165,155)
Purchases of marketable debt securities	(856,710)	(932,412)	(889,467)	(2,173,606)
Proceeds from sales of marketable debt securities	69,309	1,141	199,301	56,159
Proceeds from maturities of marketable debt securities	124,427	394,146	370,977	1,439,837
Proceeds from sales of marketable equity securities	-	119,987	-	119,987
Acquisitions, net of cash acquired	(13,476)	-	(179,609)	-
Purchase of intangible assets	(42,302)	(16,386)	(51,160)	(21,751)
Other investing activities, net	2,714	(86)	(7,877)	(86)
Net cash used in investing activities	(891,935)	(528,284)	(873,525)	(744,615)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock, net	190,875	67,120	317,445	71,052
Repurchases of common stock	-	-	(79,236)	-
Excess tax benefits from stock-based awards	-	45,059	-	67,186
Tax withholdings related to net share settlements of restricted stock awards
and restricted stock units	(4,119)	(16,279)	(56,612)	(26,618)
Other financing activities, net	(74)	-	(74)	-
Net cash provided by financing activities	186,682	95,900	181,523	111,620

Effect of exchange rate changes on cash and cash equivalents	(10,420)	56,167	17,299	20,642

Net change in cash and cash equivalents	(289,835)	(34,423)	537,440	(8,210)
Cash and cash equivalents, beginning of period	2,341,205	2,318,509	1,513,930	2,292,296

Cash and cash equivalents, end of period	$2,051,370	$2,284,086	$2,051,370	$2,284,086

Yahoo! Inc.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	June 30,
	2008	2009

ASSETS
Current assets:
Cash and cash equivalents	$2,292,296	$2,284,086
Short-term marketable debt securities	1,159,691	1,594,226
Accounts receivable, net	1,060,450	907,276
Prepaid expenses and other current assets	233,061	243,263
Total current assets	4,745,498	5,028,851

Long-term marketable debt securities	69,986	319,137
Property and equipment, net	1,536,181	1,430,377
Goodwill	3,440,889	3,461,604
Intangible assets, net	485,860	396,128
Other long-term assets	233,989	131,730
Investments in equity interests	3,177,445	3,308,402

Total assets	$13,689,848	$14,076,229

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$151,897	$81,803
Accrued expenses and other current liabilities	1,139,894	964,422
Deferred revenue	413,224	416,659
Total current liabilities	1,705,015	1,462,884

Long-term deferred revenue	218,438	167,685
Capital lease and other long-term liabilities	77,062	87,197
Deferred and other long-term tax liabilities, net	420,372	438,014
Total liabilities	2,420,887	2,155,780

Total Yahoo! Inc. stockholders' equity	11,250,942	11,899,641
Noncontrolling interests	18,019	20,808
Total equity	11,268,961	11,920,449

Total liabilities and equity	$13,689,848	$14,076,229

CONTACTS:
Yahoo! Inc.
Kim Rubey, 408-349-8910 (Media Relations)
krubey@yahoo-inc.com
Cathy La Rocca, 408-349-5188 (Investor Relations)
cathy@yahoo-inc.com